SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 18, 2008

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 683-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                 On April 18, 2008, EXACT Sciences Corporation (the “Company”) entered into amended and restated employee retention agreements (the “Agreements”) with certain employees, including Jeffrey R. Luber, the Company’s President and Chief Executive Officer, and Charles R. Carelli, Jr., the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary.  The Agreements supersede and replace the prior employee retention agreements entered into between the Company and Messrs. Luber and Carelli on October 23, 2006.

In the event that the Company terminates Mr. Luber’s or Mr. Carelli’s employment other than for cause, the Agreements provide for, among other things, (i) severance payments equal to eighteen (18) months and fifteen (15) months, respectively, in the form of salary continuation to Messrs. Luber and Carelli at a rate equivalent to their base salaries as of the date of termination; (ii) continued health insurance premium payments for such respective periods; and (iii) nine (9) months accelerated vesting of unvested stock options.  Such severance payments would also be due (except that unvested stock options would also accelerate in full) upon termination of such executive’s employment, within two (2) years following a change of control, without cause or for “good reason,” which is defined in the Agreements as a material diminution in job responsibility, a substantial reduction in compensation or a certain geographic movement.  In addition, the Agreements provide that, upon a change in control of the Company, fifty percent (50%) of the unvested stock options held by each such executive will be accelerated.  Messrs. Luber and Carelli will each also be entitled to a bonus in an amount equal to such executive’s then-current annual base salary upon a change in control of the Company or other significant transaction as determined by the Board of Directors.

The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and which are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                   Exhibits:

10.1	Amended and Restated Employee Retention Agreement between the Company and Jeffrey R. Luber, dated as of April 18, 2008.
10.2	Amended and Restated Employee Retention Agreement between the Company and Charles R. Carelli, Jr., dated as of April 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

April 22, 2008	By:	/s/ Charles R. Carelli, Jr.
Charles R. Carelli, Jr.
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employee Retention Agreement between the Company and Jeffrey R. Luber, dated as of April 18, 2008.
10.2	Amended and Restated Employee Retention Agreement between the Company and Charles R. Carelli, Jr., dated as of April 18, 2008.